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                                                                    Exhibit 99.2


                                    CONSENT


        The undersigned hereby consents to serve as a director of Harborside Healthcare Corporation (the "Company"), if duly elected. The undersigned further consents pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, to being named in the Registration Statement on Form S-1 of the Company (the "Registration Statement") and to the presentation of information concerning the undersigned in the Registration Statement in accordance with the rules and regulations of the Securities and Exchange Commission.



                                                  /s/ Robert T. Barnum
                                                  -----------------------
                                                  Name: Robert T. Barnum


Dated: 5/2/96